UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14-A-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Gencor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

ISS RECOMMENDS THAT GENCOR INDUSTRIES, INC.’S SHAREHOLDERS VOTE FOR

MANAGEMENT NOMINEE RUSSELL R. LEE, III & 2008 INCENTIVE COMPENSATION PLAN

NEW YORK, New York— MARCH 3, 2008 — Gencor Industries, Inc. is pleased to announce that Institutional Shareholder Services (ISS), the largest independent proxy advisory firm issued an analysis for the election contest of Gencor Industries, Inc. (NASDAQ: GENC) and recommended that shareholders vote for Russell R. Lee, III on managements’ WHITE proxy card.

Within the analysis, ISS concluded, “Given the positive shareholder returns over the past three years, the company’s significant outperformance of the DJ Heavy Construction index in the 5-year period prior to the dissident activity, and strong earnings growth, we believe that the incumbent board has done a good job in enhancing shareholder value.” They also went on to say that the dissident made no case to “enhance shareholder value or board dynamics.” Additionally, ISS also recommended a FOR vote for the 2008 Incentive Compensation Plan.

“We are pleased that ISS has recommended shareholders vote FOR Russell R. Lee, III as well as for the 2008 Incentive Plan. I urge all shareholders to follow ISS’ INDEPENDENT recommendation to vote the white proxy card FOR Russell R. Lee, III,” said E.J. Elliott, Chief Executive Officer & Chairman.

Contact:	Gencor Industries, Inc.	D.F. King & Co., Inc.
	Scott Runkel	Jordan Kovler
	(407) 290-6000	(212) 493-6990

This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see the following sections of our Annual Report on Form 10-K for the year ended September 30, 2007: (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

The Company has filed with the SEC its definite proxy materials for the Annual Meeting of Stockholders to be held on March 6, 2008 at 10:00 A.M., local time. These materials contain important information concerning the matters to be acted upon at the Annual Meeting, the position of the Board of Directors with respect to those matters and the participants in the solicitation of proxies for that meeting.

INVESTORS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND ADDITIONAL SOLICITATION MATERIALS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY. Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by the Company are available free of charge by contacting Gencor Industries, Inc., 5201 N. Orange Blossom Trail, Orlando, Florida 32810, (407) 578-0577.

If you have any questions, need assistance with voting or need additional copies of the Company’s proxy materials, please call D.F. King & Co., Inc. at the phone numbers listed below.

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (888) 887-1266

info@dfking.com

Fax: (212) 809-8839

Mail: 48 Wall Street, 22nd Floor, New York, NY 10005